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                                                                     EXHIBIT 4.d





Dated as of December 30, 1997



Huffy Corporation
P.O. Box 1204
Dayton, Ohio 45401
Attention: Ms. Pamela J. Whipps

Ladies and Gentlemen:

Reference is made to (i) that certain agreement dated June 24, 1988 (as amended from time to time, the "Note Agreement") between Huffy Corporation, an Ohio corporation (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential Insurance") and Pruco Life Insurance Company ("Pruco"), on the other hand, and (ii) that certain Guaranty Agreement dated as of August 1, 1994 (as amended from time to time, the "Guaranty Agreement") made by the Company for the benefit of Prudential Insurance and any future holder of the "Bonds" referred to therein. The Note Agreement and the Guaranty Agreement are sometimes hereinafter collectively referred to as the "Agreements". Prudential Insurance and Pruco are sometimes hereinafter collectively referred to as "Prudential". Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Agreements.

As of the date hereof, Prudential Insurance and Pruco are the sole holders of the Notes and Prudential Insurance is the sole holder of the Bonds and consequently, in accordance with paragraph 11C of the Note Agreement and Section
7.3 of the Guaranty Agreement, are respectively entitled to enter into this letter agreement amending the Note Agreement and Guaranty Agreement.

Consequently, pursuant to the request of the Company and in accordance with paragraph 11C of the Note Agreement and Section 7.3 of the Guaranty Agreement, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENT. From and after the date this letter agreement becomes effective in accordance with its terms, the Note Agreement and the Guaranty Agreement are each hereby amended as follows:

                  1.1 Paragraph 6B of the Note Agreement and Section 3.2 of the Guaranty Agreement are each hereby amended to delete the date "January 1, 1992" appearing therein and to substitute therefor the date "January 1, 1999".

                  1.2 The definition of "Adjusted Consolidated Net Worth" appearing in Paragraph 10A-1 of the Note Agreement and Section 6.2 of the Guaranty Agreement are each hereby amended to delete the date "December 1, 1990" appearing therein and to substitute therefor the date "January 1, 1998".

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Huffy Corporation
As of December 30, 1997
Page 2

         SECTION 2. CONDITION PRECEDENT. This letter shall become effective as of December 30, 1997 upon the return by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential. This letter should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois, Attention: Wiley S. Adams.

         SECTION 3. REFERENCE TO AND EFFECT ON AGREEMENTS. Upon the effectiveness of this letter, each reference to the respective Agreements in any other document, instrument or agreement shall mean and be a reference to the Note Agreement or Guaranty Agreement, as the case may be, as modified by this letter. Except as specifically set forth in Section 1 of this letter agreement, the Agreements shall remain in full force and effect and are hereby ratified and confirmed in all respects.

         SECTION 4. GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

         SECTION 5. COUNTERPARTS; SECTION TITLES. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very truly yours,

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA

By:  /s/ P. Scott Von Fischer
     -------------------------------
         Vice President

PRUCO LIFE INSURANCE COMPANY

By:  /s/ P. Scott Von Fischer
     -------------------------------
         Vice President


Agreed and accepted:

HUFFY CORPORATION

By:  /s/ Pamela J. Whipps
     -------------------------------
         Vice President-Treasurer




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